Exhibit 99.2
April 28, 1998

Audit Committee
Nematron Corporation
5840 Interface Drive
Ann Arbor, MI  48103

Gentlemen:

We have examined the consolidated balance sheet of Nematron Corporation ("Nematron") as of September 30, 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the two-year period ended September 30, 1997 and issued our auditor's report thereon dated December 12, 1997 (the "1997 auditors' report").

Further, on December 13, 1996, we issued our auditors' report (the "1996 auditors' report") on the consolidated balance sheet of Nematron Corporation as of September 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1996.

On April 28, 1998, Nematron announced that "it has identified potential material adjustments to the Company's financial statements for the years ended September 30, 1996 and 1997 relating to one significant contract."

In light of the Company's announcement, raising questions relating to the Company's financial statements, we cannot continue to be associated with such financial statements and, accordingly, KPMG Peat Marwick LLP hereby advises you that our 1997 and 1996 auditors' reports on the consolidated financial statements as of September 30, 1997 and 1996 and for each of the years in the two-year period ended September 30, 1997 (the "financial statements") should no longer be relied on.

We request that you advise those persons who have received a copy of KPMG Peat Marwick LLP's 1997 and 1996 auditors' report on Nematron Corporation's Financial Statements and whom you believe are relying on, or who are likely to rely on, the Financial Statements and the accompanying 1997 and 1996 auditors' report of our notification to you that the 1997 and 1996 auditors' report should no longer be relied upon. Further, we request you to determine, together with your legal counsel, the disclosures(s) which should be made to the Securities and Exchange Commission and any other regulatory body having jurisdiction over Nematron. Finally, we would expect to be simultaneously supplied with copies of any notifications which you make pursuant to the requests set forth in this paragraph.

Very truly yours,

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP